INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 43824) pertaining to the Spectrasite Holdings, Inc. Employee Stock Purchase Plan of our report dated February 16, 2001 with respect to the financial statements of Spectrasite Holdings, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


/s/ Ernst & Young
-----------------
ERNST & YOUNG
Raleigh, North Carolina
March 21, 2001

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